As filed with the Securities and Exchange Commission on April 27, 2007
REGISTRATION NO.  333-139933

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM SB-2/A
(Amendment #3)

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

ROSEWIND CORPORATION
(Name of Small Business Issuer in its Charter)

Colorado	8200	47-0883144
(State or other jurisdiction	(Primary Standard	(I.R.S. Employer
of incorporation or	Industrial Classification	Identification No.)
organization)	Code Number)

16200 WCR 18E
Loveland, Colorado 80537
(970)635-0346
Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

James B. Wiegand
President
Rosewind Corporation
16200 WCR 18E
Loveland, CO 80537
(970)635-0346
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: The offering will be for a period of 90 business days from the effective date, and may be extended for an additional 90 business days if we choose to do so.The effective date of this prospectus is _____________________.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

		PROPOSED MAXIMUM	PROPOSED MAXIMUM	AMOUNT OF
	AMOUNT TO BE	OFFERING PRICE	AGGREGATE OFFERING	REGISTRATION
TITLE OF EACH CLASS OF SECURITIES	REGISTERED (1)	PER SHARE	PRICE	FEE (2)

Common Shares, no par value	500,000(3)	$0.25	$125,000	$12

Total	500,000			$12

____________________

(1) In the event of a stock split, stock dividend or similar transaction involving our common shares, the number of shares registered shall automatically be increased to cover the additional shares of common shares issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Fee calculated in accordance with Rule 457(g) of the Securities Act.

(3) Represents shares of common stock offered directly to the public by us.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED __________, 2007

The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement becomes effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDER MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

Rosewind Corporation

500,000 Shares of Common Stock

The prospectus relates to: The sale by us of a minimum of 200,000 shares of common stock up to a maximum of 500,000 shares of common stock at a purchase price of $0.25 per share (“The Offering.

We have a $1,000 minimum purchase requirement for individual investors.

This Offering is conditioned upon our raising at least $50,000. Until a minimum of $50,000 is raised by us by selling a minimum of 200,000 shares of our common stock offered in this prospectus (the "Minimum Offering"), all payments for shares will be deposited into an escrow account at Compass Bank, Loveland, Colorado. If $50,000 is not raised in this Offering, all payments deposited in the escrow account will be promptly refunded in full, without interest and without any deduction for expenses. Once $50,000 is raised in this Offering, all funds held in escrow will be released to us and we will continue to sell shares up to the maximum amount of 500,000 shares at a total sales price to the public of $125,000.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 6 of this prospectus to read about factors you should consider before buying shares of our common stock.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2007

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	10
THE OFFERING	11
USE OF PROCEEEDS	11
DETERMINATION OF OFFERING PRICE	11
PLAN OF DISTRIBUTION	12
LEGAL PROCEEDINGS	14
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT	16
DESCRIPTION OF SECURITIES	17
EXPERTS	18
INTEREST OF NAMED EXPERTS AND COUNSEL	18
DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	18
ORGANIZATION WITH THE LAST FIVE YEARS	18
DESCRIPTION OF BUSINESS	19
DESCRIPTION OF PROPERTY	24
MANAGEMENT'S DISCUSSION AND ANALYSIS
OR PLAN OR OPERATION	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS	28
EXECUTIVE COMPENSATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
FINANCIAL STATEMENTS	F-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS.	31
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.	31
RECENT SALES OF UNREGISTERED SECURITIES.	31
EXHIBITS	32
UNDERTAKINGS.	32
SIGNATURES	33

As used in this prospectus, the terms "we", "us", "our" and "Rosewind" means Rosewind Corporation, a Colorado corporation.

PROSPECTUS SUMMARY

General

We were initially incorporated on August 9, 2002 in the State of Colorado and remained inactive through June 1, 2004 when the corporation was dissolved. In March of 2005 the sole officer and director reinstated the Company to develop an offshore sailing school near the Australian Great Barrier Reef. Our capital assets consist of one sailing vessel, a 1982/86 Jason 35 Cutter which was purchased on March 4, 2005 from our officer and sole director while in storage on shore in Panama City, Florida. Since our purchase of the vessel we have undertaken extensive refurbishment and hired the son of our officer and sole director to sail the vessel to Australia. The voyage to Australia has been completed and our vessel presently lies at anchor in Sydney, Australia.

We are not a blank check company. We do not have any intention to engage in a reverse merger with any entity in an unrelated industry.

Number of Shares Being Offered

This ofering is for a minimum of 200,000 and a maximum of 500,000 shares of our no par value common stock

Our employees will not receive any commissions in connection with the offer and sale of the shares offered under this prospectus.

Number of Common Shares Outstanding
We have 3,150,000 shares of common stock outstanding as of August 31, 2006, at November 30, 2006 and as of the date of this prospectus.

Use of Proceeds

We will receive proceeds from our sale of shares to the public under this prospectus to be used for the payment of costs and expenses we expect to incur in the startup of our sailing school.

Summary Financial Data

The following summary financial information for the period March 1, 2005 (inception) to August 31, 2006 includes balance sheet and statement of operations data from the audited annual consolidated financial statements from August 31,2006. Also included are balance sheet and statement of operations data from the unaudited review of consolidated financial statements for the period beginning September 1, 2006 and ending November 30, 2006.

Rosewind Corporation

	For The Six Months Ended	For the Period March 1, 2005 (inception) to	For the Period March 1, 2005 (inception) to
	February 28, 2007	August 31, 2005	August 31, 2006
Statement of Operations Data

Net Sales	$-	$-	$-

Costs and Expenses	22,996	17,935	86,456

Net Loss	(22,996)	(17,935)	(86,456)

Net Loss per share	$(0.01)	$(0.01)	$(0.027)

Balance Sheet Data

Total Assets	81,288	52,584	92,609

Total Current Liabilities	40,187	32,161	34,662

Total Liabilities	40,187	32,161	34,662

Total Shareholders' Equity	$41,101	$20,423	$57,947

RISK FACTORS

An investment in our common shares must be considered highly speculative, generally because of the nature of our business and the general stage of its development. In addition to the usual risks associated with investment in a business, potential investors should carefully review the following factors together with the other information contained in this prospectus before making an investment decision. The risks described below are the material risks facing us. If any of the following risks actually occur, our business, financial condition and operating results could be materially affected.

GOING CONCERN

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN AND IF WE FAIL TO PRODUCE REVENUES WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our independent registered public accountants have reviewed our financial data and information and rendered a statement that they have substantial doubt about our ability to continue as a going concern for the following reasons:

o we have limited financial resources and since inception we have incurred net losses of $89,618 through August 31, 2006. Our losses have increased to $97,128 from inception through November 30, 2006 ;

o we have limited working capital;

o we have a limited stockholders` equity; and

o our ability to obtain capital and operate successfully is uncertain.

RISKS RELATED TO THIS OFFERING

SINCE THERE IS PRESENTLY NO TRADING MARKET FOR OUR SHARES, AN INVESTMENT IN OUR SHARES IS TOTALLY ILLIQUID. AN INVESTOR PURCHASING OUR SHARES WILL NOT BE ABLE TO RESELL THEIR SHARES UNLESS A MARKET FOR OUR SHARES DEVELOPS AT SOME POINT IN THE FUTURE. THERE CAN BE NO ASSURANCE THAT SUCH A MARKET WILL EVER DEVELOP. THEREFORE, INVESTORS WHO PURCHASE OUR SHARES WILL LIKELY LOOSE THEIR ENTIRE INVESTMENT.

Even if a market for our shares does develop at a future date, the volume of trading will be small and on many days the volume will be zero. Our share price will be volatile and will fall rapidly should an investor attempt to liquidate even as small number of shares.  These conditions are likely to persist and will prevent resale our shares.

We have 3,150,000 shares of common stock outstanding as of August 31, 2006 and November 30, 2006 and as of the date of this prospectus.

The issuance of additional shares authorized by us

o May cause our stock price to drop significantly below the offering price of stock under this prospectus;

o Will dilute the percentage ownership of our stockholders.

o Any significant decrease in the price of our common stock could encourage short sales.  Any such short sales could cause the market price of our common stock to decrease even further.

The issuance of additional shares authorized by us in the public market could materially impair our ability to raise capital through future offerings of our common stock because of low stock price and further dilution of existing stockholders. If we are unable to raise capital through offering of our common stock, we will be unable to finance planned upgrades to our Yacht or build adequate working capital.

RISKS RELATED TO OUR BUSINESS

OUR SOLE ASSET, OUTSIDE OF CASH HELD IN OUR BANK IN THE UNITED STATES, IS OUR VESSEL WHICH IS LOCATED IN AUSTRALIA. PURCHASERS OF OUR SECURITIES SHOULD CONSIDER THAT ASSETS LOCATED IN A FOREIGN JURISDICTION ARE NOT RECOVERABLE TO THE SAME EXTENT THAT THOSE SAME ASSETS WOULD BE RECOVERABLE IF LOCATED WITHIN THE JURISDICTION OF THE UNITED STATES.

In the event that a court or other governmental authority located in the United States should issue a writ to recover our vessel located in Australia or other foreign jurisdiction, for the benefit of any party, a significant difficulty would arise in enforcing such recovery. In the event that our vessel proves unrecoverable, the company will suffer a major financial loss and investors will loose all money invested in our stock.

WE INTEND TO UTILIZE OUR U.S. COAST  GUARD DOCUMENTED VESSEL TO TRAIN STUDENTS OF OUR SAILING SCHOOL. WE HAVE IDENTIFIED, AND WE ARE IN COMPLIANCE WITH, THE APPLICABLE DOCUMENTATION AND REGISTRATION REQUIREMENTS OF THE U.S. COAST GUARD AND THE FEDERAL COMMUNICATIONS COMMISSION.

The documents and registrations we now have are believed sufficient. We have had discussions with the Coast Guard to verify that our students will be considered as crew on our US Coast Guard Documented vessel while in passage from a port in one foreign country to a port in a different foreign country. Under US Coast Guard policy, we need not obtain any additional foreign certification or licensing on our vessel to undertake this type of passage with student crew aboard. We have no present plan, and there is no foreseeable future need to apply to any foreign government for any type of document, registration, certification, or license, commercial or otherwise for our vessel. Securing and maintaining ADDITIONAL licenses, should such be deemed necessary by any governmental jurisdiction for commercial use of our sailing vessel will be expensive and time consuming. Should this or any related, but presently unforeseen, requirement significantly delay or prevent us from generating revenue from our vessel and planned operations, then our cash reserves could become significantly depleted by delays necessary for further upgrades to our vessel in excess of the funds provided in our business plan. A significantly unfavorable and continuing outcome in connection with these risks will likely cause an investor to loose his entire investment.

SINCE WE HAVE NO REVENUES AND OUR COMPANY IS NEW AND HAS NOT COMENCED PLANNED OPERATIONS, WE WILL NOT BE ABLE TO GENERATE ANY REVENUE IN THE NEAR FUTURE. FURTHER, THERE IS NO ASSURANCE THAT WE WILL EVER GENERATE ANY REVENUE. WE HAVE NOT GENERATED ANY REVENUE SINCE INCEPTION AND WE HAVE EXPERIANCED LOSSES SINCE INCEPTION. FAILURE TO GENERATE SUFFICIENT REVENUE TO PAY EXPENSES AS THEY COME DUE WILL RESULT IN THE FAILURE OF OUR COMPANY AND THE COMPLETE LOSS OF ANY MONEY INVESTED TO PURCHASE OUR SHARES.

We estimate that the money we are raising in this prospectus will be sufficient to sustain our business plan as a public company for a maximum of one year. We do not expect revenues from students to begin until near the end of that one year period. Should student revenues not materialize as planned our business will need to find sources of cash to sustain operations. In the event that we are unable to find sufficient cash to sustain operations we would be forced to close our business and any investment in our shares would be a total loss.

AS A PUBLIC COMPANY, OUR COST OF DOING BUSINESS WILL INCREASE BECAUSE OF NECESSARY EXPENSES WHICH INCLUDE, BUT ARE NOT LIMITED TO, ANNUAL AUDITS, LEGAL COSTS, SEC REPORTING COSTS, COSTS OF A TRANSFER AGENT AND THE COSTS ASSOCIATED WITH NASD FEES AND COMPLIANCE. FURTHER, OUR MANAGEMENT WILL NEED TO INVEST SIGNIFICANT TIME AND ENERGY TO STAY CURRENT WITH THE PUBLIC COMPANY RESPOSIBILITIES OF OUR BUSINESS AND WILL THEREFORE HAVE LITTLE TIME AVAILABLE TO APPLY TO OTHER TASKS NECESSARY TO OUR SURVIVAL. IT IS POSSIBLE THAT THE BURDEN OF OPERATING AS A PUBLIC COMPANY WILL CAUSE US TO FAIL TO ACHIEVE PROFITABLILITY. IF WE EXHAUST OUR FUNDS, OUR BUSINESS WILL FAIL AND OUR INVESTORS WILL LOOSE ALL MONEY INVESTED IN OUR STOCK.

We estimate that remaining a public company will cost us in excess of $20,000 annually. This is in addition to all of the other cost of doing business. Therefore, it is essential that we grow our business rapidly to achieve profits and maintain adequate cash flow to pay the cost of remaining public. If we fail to pay public company costs, as such costs are incurred, we will become delinquent in our reporting obligations and our shares may no longer remain qualified for quotation on a public market.

SINCE WE ARE AT AN EARLY STAGE OF DEVELOPMENT, WE HAVE NOT BEGUN TO MARKET OR GENERATE REVENUES. WE DO NOT ANTICIPATE GENERATING ANY REVENUE IN THE FORESEEABLE FUTURE. IF WE ARE UNSUCCESSFUL IN MARKETING OUR SERVICE, OUR SECURITIES WILL BE WORTHLESS.

Our operations to date have consisted primarily of acquiring, refitting and relocating our sailing vessel. A commitment of substantial resources by us to further refit and equip our vessel with safety equipment will be required to ready our vessel for operation as a training vessel . We do not know if we will be able to complete these tasks. We do not expect to have located clients and to have arranged for their training aboard our vessel for a considerable time, if at all. Accordingly, we do not know if and when we will generate revenue. Because of these uncertainties, we might never generate enough revenue to allow shareholders to recoup and profit from their investment.

SINCE WE HAVE A HISTORY OF OPERATING LOSSES AND EXPECT EXPENSES AND LOSSES TO INCREASE IN THE NEAR TERM, WE DO NOT KNOW IF WE WILL EVER BECOME PROFITABLE OR THAT OUR INVESTORS WILL EVER RECOUP OR PROFIT FROM THEIR INVESTMENT IN OUR SHARES.

From the date of incorporation to March 1, 2005, our accumulated losses are $89,618. Since inception we have earned no revenues. We expect expenses and losses to increase in the near term as we fund yacht upgrades and incur marketing expenses. We expect to continue to incur substantial operating losses unless and until sailing school operations generate sufficient revenues to fund continuing operations. As a result, investors might never recoup their investment or profit from their investment in our shares.

SINCE OUR SUCCESS IS DEPENDENT ON THE COMMENCEMENT OF MARKETING AND THE INTRODUCTION OF OUR SERVICES INTO A LIMITED AND SPECIALIZED MARKET, AND SINCE WE HAVE COMPLETED NONE OF THE TASKS AT THIS TIME, WE DO NOT KNOW IF WE WILL BE ABLE TO COMPLETE THEM.

The actual results, if any, of marketing efforts and planned operations are difficult to predict and will vary dramatically due to factors we cannot presently control or predict. These factors could include, weather, political instability or health risks in countries where clients of the sailing school are required to rendevous with our yacht, fluctuations in the value of local currency and fluctuations in availability of port facilities, airline fares, diesel fuel, repair parts, skilled technicians and various other factors potentially detrimental to planned operations that may arise without notice. Loss of the services of our President or of our Captain would likely cause operations to cease. Our failure to achieve marketing and operational objectives will mean that investors will not be able to recoup their investment or to receive a profit on their investment.

WE WILL CONTINUE TO REQUIRE SUBSTANTIAL ADDITIONAL FUNDS FOR GENERAL AND ADMINISTRATIVE, REPAIRS, TRAVEL AND SUPPLIES AND MARKETING COSTS. WE MIGHT NOT BE ABLE TO OBTAIN ADDITIONAL FUNDING ON ACCEPTABLE TERMS, IF AT ALL. WITHOUT ADDITIONAL FUNDING, WE WILL FAIL.

We will require substantial additional funds to achieve self sustaining operation of our sailing school. We may seek further funding through public or private equity or debt financings, collaborative arrangements with sailboat charter groups or agents or from other sources. Further equity financings may substantially dilute shareholders' investment in our shares. If we cannot obtain the required additional funding, then investors will not be able to recoup their investment or to profit from their investment.

In addition, we have no direct experience in marketing and sales and we intend to develop only a very limit sales and marketing infrastructure to commercialize our service

SINCE WE HAVE ONLY ONE DIRECTOR WHO ALSO SERVES AS OUR PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, DECISIONS WHICH AFFECT THE COMPANY WILL BE MADE BY ONLY ONE INDIVIDUAL. FURTHER, OUR CAPTAIN IS THE SON OF OUR SOLE DIRECTOR, PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY. IT IS LIKELY THAT CONFLICTS OF INTEREST WILL ARISE IN THE DAY TO DAY OPERATION OF OUR BUSINESS. SUCH CONFLICTS, IF NOT PROPERLY RESOLVED, COULD HAVE A MATERIAL NEGATIVE IMPACT ON OUR BUSINES.

In the past, the company has issued shares for cash, assets and services at prices which were solely determined by James B. Wiegand. At that time, James B. Wiegand made a determination of both the value of services and assets exchanged for our shares, and, as well, the price per share used as compensation. Transactions of this nature were made at less than arms length and without input from a non-interested third party. Future transactions of a like nature could dilute the percentage ownership of the company represented by shares purchased in this offering. While the company believes its past transactions were appropriate, and plans to act in good faith in the future, an investor in our shares will have no ability to alter such transactions as they may occur in the future and, further, may not be consulted by the company in advance of any such transactions. An investor who is unwilling to endure such potential dilution should not purchase our shares.

WE DEPEND UPON OUR KEY PERSONNEL AND THEY WOULD BE DIFFICULT TO REPLACE.

We believe that our success will depend on the continued involvement of our senior management, i.e. our President, James B. Wiegand, who is involved in other business activities and with whom we have no written employment agreement. Further, our Captain, Michael Wiegand, who is the son of our President, has no written employment contract with the Company. If our Captain or President become unwilling or unable to continue to serve then operations would likely cease. If one or more members of our team were unable or unwilling to continue in their present roles our business would suffer or close down and investors would likely loose all money invested.

Mr. James B. Wiegand will contribute an average of approximately five hours per week to the affairs of the Company.

RISKS RELATED TO OUR INDUSTRY

SHAREHOLDERS ARE AT RISK THAT WE WILL BE UNABLE TO SUCCESSFULLY MARKET OUR SERVICE. WE HAVE NOT YET ESTABLISHED THAT OUR SERVICE WILL BE SAFE, EFFECTIVE OR ACCEPTED IN THE MARKET.

The training of offshore sailors is a niche market of undefined size and our mission to serve this market is likely to meet with slow acceptance and minimal sales in the short term. We are exposed to the dangers of bad weather, commercial ship traffic and numerous other risks inherent in voyaging across oceans in a small boat. Our vessel could be disabled, damaged or lost at sea. A client or staff member could be injured or lost at sea in spite of precautions. In the event our company encounters a problem with its operations shareholders would likely lose their entire investment

WE INTEND TO UTILIZE OUR VESSEL TO TRAIN STUDENTS OF OUR SAILING SCHOOL BUT WE HAVE NOT YET IDENTIFIED OR ATTEMPTED TO COMPLY WITH ANY APPLICABLE CERTIFICATION OR LICENSING REQUIREMENTS OF ANY JURISDICTION.

Securing and maintaining licenses deemed necessary by any governmental jurisdiction for commercial use of our sailing vessel will be expensive and time consuming. Should this or any related requirement significantly delay or prevent us from generating revenue from our vessel and planned operations, then our cash reserves could become significantly depleted by delays necessary for further upgrades to our vessel in excess of the funds provided in our business plan. An unfavorable outcome in connection with this risk is possible, however we will not be in a position to predict the out come of such efforts until after applications and vessel modifications, if any, are made. In the event we are unable to comply, we could be forced to abandon efforts to secure licenses and certifications in Australia or other jurisdiction. A significantly unfavorable and continuing outcome in connection with these risks will likely cause an investor to loose his entire investment.

REGULATORY AUTHORITIES HAVE THE POWER TO INTRODUCE NEW REGULATIOINS THAT REQUIRE ADDITIONAL, AND POTENTIALLY EXPENSIVE COMPLIANCE. SINCE WE HAVE NO HISTORY WITH OUR SERVICE, WE MIGHT BE UNABLE OR UNWILLING TO COMPLY WITH SUCH NEW REGULATON.

Unanticipated changes in existing regulations or the adoption of new regulations could adversely affect the development and marketing of our service. Since we have no operating history, government regulation could cause unexpected delays and adversely impact our business in areas where our inexperience might lead to failure in complying with applicable requirements. Such failure to comply might also result in criminal prosecution, civil penalties, recall or seizure of our vessel, or partial or total suspension of operations. Any of these penalties could delay or prevent the promotion, marketing or sale of our service. We do not have lobbying or other resources to affect the course of such changes. If such future changes have an adverse impact on our service, the likelihood of our success could be damaged.

IF OUR COMPETITORS SUCCEED IN DEVELOPING COMPETING SERVICES EARLIER THAN WE DO, IN OBTAINING REGULATORY APPROVALS THAT MAY BECOME MANDANTORY FOR SUCH SERVICES MORE RAPIDLY THAN WE DO, OR IN DEVELOPING SERVICES THAT ARE MORE EFFECTIVE OR LESS EXPENSIVE THAN THE SERVICES WE DEVELOP, WE WILL HAVE DIFFICULTY COMPETING WITH THEM.

We might expend our resources to develop services that will face competition from our competitors and our services might not be successful in the marketplace. Our future success depends on our ability to timely identify new market trends and develop, introduce and support new and enhanced services on a successful and timely basis. We might not be successful in developing or introducing to the market our services.

EVEN IF WE PREPARE OUR YACHT FOR USE IN THE OPERATIONS OF THE SAILING SCHOOL AND OUR KEY PERSONNEL ARE AVALABLE LONG TERM, WE HAVE NOT YET DEMONSTRATED ANY MARKET ACCEPTANCE AND OUR SERVICE MIGHT NOT GAIN MARKET ACCEPTANCE AMONG THE POSSIBLY LIMITED NUMBER OF PEOPLE WHO WANT TO LEARN TO VOYAGE UNDER SAIL.

The degree of market acceptance will depend on a number of factors, including:

o demonstration of the efficacy and safety of our training methods and planned curriculum;

o cost-effectiveness;

o potential advantages of alternative sailing schools which may offer similar opportunities;

o the effectiveness of marketing through classified advertisements and/or a website which we have not yet created;

o achieving market acceptance of our hands-on approach to the training of sailors.

OUR CAPTAIN, YACHT AND ALL COMPANY OPERATIONS ARE PRESENTLY UNINSURED AND WILL CONTINUE TO BE UNINSURED AND THUS WE ARE, AND WILL REMAIN, EXPOSED TO UNLIMITED POTENTIAL LIABILITY RISKS FROM CLIENTS, STAFF OR OTHERS.

Our planned sailing school operations create a risk of liability for injury or loss of life of participants. We manage our liability risks by trying to follow proper protocols of good seamanship. We intend to operate without liability or asset loss or damage insurance. Such insurance is expensive and difficult to obtain. In the future, insurance coverage will not be available to us on acceptable terms, if at all. Further, without insurance our marketing efforts may not succeed and we may be barred from operating from otherwise available ports. As we are unable to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential liability claims we might not be able to commercialize our sailing school. If we face a future liability claim or loss of our uninsured yacht we will suffer a material adverse effect on our financial condition and will likely cease operations, close the sailing school and our investors would loose their entire investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 4 to 12, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

THE OFFERING

We are offering for sale to the public a minimum of 200,000 shares of common stock and a maximum of up to 500,000 shares of common stock at $0.25 per share. We will offer the shares directly to the public through our President and Chief Financial Officer, Mr. James B. Wiegand. Mr. Wiegand will not receive any commissions in connection with the offer and sale of the shares by us under this prospectus.

The officers and directors of the Company will not purchase shares in this offering with the goal of  assisting the Company to meet the minimum offering.

USE OF PROCEEDS

In the event we sell the maximum of 500,000 shares, and raise a total of $125,000 from this offering, then we plan to use the proceeds that we receive from the sale of our shares to the public for the following purposes:

o We plan to use approximately $35,000 to finance upgrades to our yacht.

o We plan to spend approximately $10,000 on legal, accounting and other professional services fees.

o We plan to use approximately $80,000 as working capital.

The following table indicates our planned use of proceeds in the event that we sell fewer shares than the maximum:

Number of Shares Sold	200,000 (Minimum)	250,000	375,000

Percent of Maximum, %	40	50	75

Proceeds, $	50,000	62,500	93,750

Yacht upgrades, $	28,830	28,830	28,830

Legal, accounting and fees , $	10,000	10,000	10,000

Working Capital, $	11,170	23,670	54,920

No proceeds from this offering will be used to pay notes due any officer or director of the Company.

DETERMINATION OF OFFERING PRICE

The offering price for the common stock to be sold in this offering has been determined by our management. The price bears no relation to current income, revenue or other objective financial data. The factors used by our management to determine the offering price include the market potential for our products and the growing potential of foreign markets for our products.

PLAN OF DISTRIBUTION

CURRENT MARKET FOR OUR SHARES

Our shares are not currently traded.

Upon effectiveness of this registration we plan look for a market maker to file on our behalf, Form 15c211, for the purpose of havingour shares approved for quotation on the OTC Bulletin Board, which is maintained by the National Association of Securities Dealers. Irrespective of whether our shares are approved for quotation on the OTC Bulletin Board a purchaser of our shares may not be able to resell our shares, and our shares will remain subject to the penny stock rules.

In the event that our shares are approved for quotation on the OTCBB, transfer of our shares will be subject to the penny stock rules. Broker-dealers will be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers will discourage broker-dealers from effecting transactions in our shares, which will severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Upon effectiveness of this registration we plan to look for a market maker to file a Form 15c211 on our behalf for the purpose of having our shares approved for quotation on the OTC Bulletin Board, which is maintained by the National Association of Securities Dealers. Irrespective of whether our shares are approved for quotation on the OTC Bulleting Board a purchaser of our shares may not be able resell our shares, and our shares will remain subject to the penny stock rules.

THE OFFERING WILL BE SOLD BY OUR CHIEF FINANCIAL OFFICER.
We are offering a minimum of 200,000 shares and a maximum of up to a total of 500,000 shares of common stock as a self-undertaken offering. The offering price is $0.25 per share.

Until the minimum of 200,000 shares are sold and a minimum of $50,000 is raised by us by selling our common stock offered in this prospectus (the "Minimum Offering"), all payments for shares will be deposited into an escrow account at Compass Bank, Loveland, Colorado. If $50,000 is not raised in this offering, all payments deposited in the escrow account will be promptly refunded in full, without interest and without any deduction for expenses. If $50,000 is raised in this offering, all funds held in escrow will be released to us and we will continue to sell shares up to the maximum amount of 500,000 shares.

The offering will be for a period of 90 business days from the effective date and may be extended for an additional 90 business days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 200,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may only sell a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned by us to the subscriber, without interest or deductions.

Once accepted after the Minimum Offering is met, the funds will be deposited into an account maintained by us and be immediately available to us. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

We will sell the shares in this offering solely through our President and Chief Financial Officer, Mr. James B. Wiegand. Mr. Wiegand will receive no commission from the sale of our shares by us nor will he register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our chief financial officer satisfies the requirements of Rule 3(a)4-1 in that:

1. He is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. He is not being paid commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. He is not, at the time of his participation, an associated person of a broker- dealer; and

4. Mr. Wiegand meets the conditions of Paragraph (a)(4)(ii) of Rule

3(a)4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers.

As our Chief Financial Officer will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will commence on the effective date of this prospectus and continue for a period of 90 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us.

PROCEDURES FOR SUBSCRIBING
If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds along with a completed Subscription Agreement for acceptance or rejection. There is a $1,000 minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Rosewind Corporation" Upon receipt, all funds provided as subscriptions will be immediately deposited into our escrow account and be available for use by the Company as soon as the offing minimum of $50,000 has been achieved.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

BLUE SKY RESTRICTIONS ON RESALE

When a selling security holder wants to sell common shares under this registration statement, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common shares is exempt from registration with that state for secondary sales.

Any person who purchases common shares from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

ADDITIONAL SEC AND NASD RESTRICTIONS

Because the market price of our common stock is less than $5.00 per share, our common stock is classified as a "penny stock." SEC Rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of shares of our common stock to resell the shares. As a result of the difficulty in selling our shares, investors may not be able to liquidate their shareholdings in our company as quickly as they might otherwise be able to do in more conventionally traded securities and therefore you may lose all or a significant portion of your investment in our company.

In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock

PENNY STOCK REGULATIONS

You should note that our common shares are a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common shares.

LEGAL PROCEEDINGS

There is no litigation or regulatory proceeding pending or threatened by or against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, executive officers and other significant employees, their ages, positions held and duration each person has held that position, are as follows:

NAME	POSITION	AGE
James B. Wiegand	President, Chief Financial Officer, Secretary and Director	60

BUSINESS EXPERIENCE

James B. Wiegand is a promoter of the company.

BUSINESS EXPERIENCE Following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

MR. JAMES B. WIEGAND is our President and Sole Director since August 9, 2002. He is also president and director of several blank check and development stage companies including Pinel Bay Corporation, Ambermax Corporation and several similar entities. He obtained his Bachelor of Science in Mechanical Engineering at the University of Denver in 1969. Mr. Wiegand’s course work at the University of Denver included a minor in business. In 1972 Mr. Wiegand founded Solar Energy Research Corporation and took the company public in 1975, serving as president and director until October 1996. During the period from 1985 until 1992 Mr. Wiegand also held various sales, sales management, banking and investment banking positions with American Solar. Western Federal Savings and Loan, American Remodeling and RAF Financial. In 1992 Mr. Wiegand left employment as a stock broker with RAF Financial to reorganize Solar Energy Research for its 2,200 shareholders. In 1996 Solar Energy Research closed a $50,000,000 reverse acquisition of Telegen Corporation. During 1997 and 1998 Mr. Wiegand and family bought and refitted a sailboat for a one year cruise in the Bahamas. In 1998 Mr. Wiegand founded Dotsero Imports and spent the following two years importing and distributing a private label Tequila until the distillery was sold and the brand discontinued in 2000.

The following table summarizes Mr. Wiegand’s activities with blank check companies during the past five years:

Company	Status	Date Filed 10SB12G	File no	Busines Combination	Operating Status

Preferred Financial Resources (formerly Copper Corp.)	Delinquent	10/12/2001	000-33247	New Management 7/15/2002	Note 1

Akid Corporation	Current	9/15/1999	000-27333	New Management 6/9/2005	Note 2

Downside Up, Inc.	Current	2/28/2002	000-49896	New Management 7/9/2005	Note 3

Cytodyn Corporation (formerly Rexray Corp.)	Current	7/11/2002	000-49908	New Management 5/15/2002	Note 4

Jackray Corporation	Current	10/25/2005	0-51586	None	Note 5

Clair Coast Corporation	Current	10/25/2005	0-51586	None	Note 6

Pinel Bay	Current	11/28/2006	000-52204	None	Note 7

Ambermax Corporation	Current	02/05/2007	000-52447	None	Note 8

Ambermax II Corporation	Current	02/05/2007	000-52448	None	Note 9

See Accompanying notes below.

Note 1.
James Wiegand acquired control shares from CMS on 1/28/2002. New management was issued control shares in connection with Share Purchase Agreement.New management undertook an audit of its housing business. Further fillings to update progress of the transaction are delinquent.

Note 2.
James Wiegand acquired control shares from CMS on 1/28/2002. New management was issued control shares in exchange for control of its plant phameceutical company. Company has changed its name to Mazal Plant Pharmeceutical. New management has filed to register certain shares. Trades on pink sheets with symbol “MZPP”.

Note 3.	James Wiegand acquired control shares from CMS on 1/28/2002. Control shares were sold to new management. New management has not yet acquired an operating business.

Note 4.
James Wiegand incorporated Rexray Corporation and completed a private placement of common shares. Rexray acquired the assets of Cytodyn of New Mexico and changed its name to Cytodyn Corporation. New Management registered certain shares and is preparing to submit its AIDS infusion drug, Cytolin, for FDA Phase II/III Testing. Cytodyn’s common shares trade on the pink sheets with the symbol “CYDY”.

Note 5.	James Wiegand incorporated Jackray Corporation and completed a private placement of common shares. Control shares were sold to new management on September 30, 2006

Note 6.	James Wiegand incorporated Claire Coast Corporation and completed a private placement of common shares. Control shares were sold to new management on September 30, 2006.

Note 7	James Wiegand Incorporated Pinel Bay Corporation and completed a private placement of common shares. To date Pinel Bay has been unable to complete a business combination.

Note 8	James Wiegand Incorporated Ambermax Corporation and completed a private placement of common shares. To date Ambermax has been unable to complete a business combination.

Note 9	James Wiegand Incorporated Ambermax II Corporation and completed a private placement of common shares. To date Ambermax II has been unable to complete a business combination.

Resume of Michael Wiegand
Michael Wiegand, presently age 19, rose early during grade school to set up his coffee stand to sell hot refreshments to passing commuters before catching the school bus. He participated in the “Gifted and Talented” program throughout elementary and middle school, authoring a school website under a federal grant that he independently applied for and obtained. Thereafter, age 10, Michael lived with his family aboard a forty-two foot sailing ketch, cruising the Bahamas for a year while home schooling. Upon returning to shore life in Colorado, Michael Wiegand completed extra-curricular courses in basic accounting, advertising and employee management and worked at the Boyd Lake Marina during the summer where he did general maintenance, serviced boats and sold gas. Self employed creating web sites, and delivering news papers, he left high school a few years early, passed his GED and scored well on the SAT. He opted not to enter college, choosing instead to work full time for Mechanical Insulation Systems, Inc, installing thermal insulation and later training and managing new employees. At age 17, Michael Wiegand refitted the Company’s thirty-five foot cutter and began the first leg of his sailing voyage, solo, bound for Australia. While Michael is a published writer, he holds no licenses or certificates which qualify him to work as an officer on any ship in any waters. He recently completed his solo voyage to Australia and is presently studying for his HAM radio license and preparing Six String to operate as a training vessel.

Each director and executive officer holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Other than the Father-Son relationship between James B. Wiegand and Michael Wiegand, there are no family relationships among the persons described below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of August 3, 2006, the number of shares of our common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,150,000 shares of common stock which we have authorized for issuance. Unless otherwise indicated, the business address of each such person is c/o Rosewind Corporation, 16200 WCR 18E, Loveland, Colorado 80537.

OFFICERS, DIRECTORS	NUMBER	BENEFICIAL
AND 5% STOCKHOLDERS	OF SHARES	OWNERSHIP (%)

James B. Wiegand	1,250,000(1)*	39.7%

Katherine Gould	600,000 (2)	19.0%

Michael Wiegand	700,000(3)	22.2%

All directors and executive officers as a group (1 person)	1,250,000*	39.7%

________________________

(1) James B. Wiegand, our President received 100,000 shares of our common stock in consideration for his services and an additional 1,150,000 shares in consideration for our sailing vessel.
(2) Katherine Gould received 600,000 shares of our common stock from the estate of her husband, Max Gould. The shares were originally issued to Max Gould in consideration for his services rendered.
(3) Michael Wiegand, son of our President, received 700,000 shares of our common stock as compensation for his services rendered as Captain.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 20,000,000 shares of common stock, no par value and 5,000,000 shares of non-voting preferred stock, no par value. The following statements relating to the capital stock are summaries and do not purport to be complete.

COMMON STOCK

Our Articles of Incorporation authorizes the issuance of 20,000,000 shares of common stock, no par value. As of August 31, 2006, November 30, 2006 and as of the date of this offering, a total of 3,150,000 shares have been issued. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of Rosewind Corporation, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

PREFERRED STOCK

Our Articles of Incorporation authorizes the issuance of 5,000,000 shares of non-voting preferred stock, no par value, of which no shares have been issued. The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholder. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholder and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

WARRANTS

There are no outstanding options, other warrants, or rights to purchase any of our securities.

DIVIDENDS

We do not expect to pay dividends. Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.

EXPERTS

Our financial statements for the period March 1, 2005 (inception) to August 31, 2005, appearing in this prospectus and this registration statement, have been audited by Cordovano and Honeck, LLP, independent auditors, and our financial statements for the period August 31, 2005 to August 31, 2006 have been audited by H.J. & Associates, LLC, as set forth in their report thereon, which contains an explanatory paragraph with respect to the uncertainty surrounding our ability to continue as a going concern, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers (and any person who acted at our request as an officer or director) shall be indemnified by us to the fullest extent authorized by the general corporate laws of Colorado, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf if:

o Such person acted in good faith with a view to our best interests; and

o In the case of a monetary penalty in connection with a criminal or administrative action or proceeding, such person had reasonable grounds to believe that his or her conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ORGANIZATION WITHIN THE LAST FIVE YEARS

On March 1, 2005 the Company issued its officer and director 100,000 shares of its no par value common stock as payment for $500 in fees as expenses incurred as part of organizing the company. The issuance was at an arbitrary price of $0.0005 per share.

On March 4, 2005 the Company acquired a sailing vessel from its officer and director in exchange for 1,150,000 shares of its no par value common stock. The vessel was recorded at its historical cost basis, or $39,000. The issuance was at the arbitrary price of $0.034 share.

On September 27, 2005 the Company issued Max Gould 600,000 shares of its no par value common stock in exchange for services valued at $24,000. The issuance was at $0.04 per share.

On September 27, 2005 the Company issued Michael Wiegand, our captain and son of James B. Wiegand, the Company’s officer and director, 700,000 shares of our no par value common stock in consideration of his services valued at 28,000. The issuance was at $0.04 per share

On September 27, 2005 the Company issued Sonja Gouak 50,000 shares of its no par value common stock in exchange for services valued at $2,000. The issuance was at $0.04 per share.

On September 27, 2005 the Company issued Martha Sondoval 50,000 shares of its no par value common stock in exchange for services valued at $2,000. The issuance was at $0.04 per share.

James B. Wiegand, shareholder, director and officer is contributing office space of approximately 200 square feet at a monthly rate of $100 pursuant to a verbal agreement. The office space is located at 16200 WCR 18E, Loveland, Colorado 80537.

James B. Wiegand, shareholder, director and officer has loaned the Company $32,000 for working capital. The loan is unsecured, carries interest at the rate of 6% and is due upon demand.

Other than as set forth above, none of the following parties has, during the last two years, had any material interest, direct or indirect, in any transaction with us or in any proposed transaction that has or will materially affect us:

o any of our directors or officers;

o any person proposed as a nominee for election as a director;

o any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; or

o any relative or spouse of any of the foregoing persons who has the same house as such person.

DESCRIPTION OF BUSINESS

Company History

We were originally organized under the laws of the State of Colorado on August 9, 2002.

In March 2005, we adopted the current focus of our business, which is the development of an offshore sailing school with initial operations in the vicinity of the Great Barrier Reef of Australia.  Rosewind Corporation’s mission is to train novice sailors to voyage offshore with safety and confidence. During 2005 and 2006, we purchased a sailing vessel located in Florida from our President, James Wiegand, in exchange for shares of our common stock.  Our captain, Michael Wiegand, who is our President’s son, refitted the vessel and sailed single-handed to Australia to open the school where conditions are near-optimum. He was compensated with shares of our common stock for the value of his work as our captain.

We plan to generate revenue from our sailing school, utilizing the services of our captain to operate our vessel on one week voyages to intensely train two students. Our president will place classified advertising in sailing magazines and conduct telephone sales to book students and collect the training fees from our office in Colorado.

To date, we have borrowed money from our President and we have conducted a private placement of our shares to provide funds to start our business. Furthermore, to upgrade our vessel and its equipment for use in the school, we are spending up to $35,000 of cash on hand and cash from proceeds from this offering to upgrade our vessel for improved safety, comfort and appearance. Securing and maintaining licenses deemed necessary by any governmental jurisdiction for commercial use of our sailing vessel will be expensive and time consuming. Should this or any related requirement significantly delay or prevent us from generating revenue from our vessel and planned operations, then our cash reserves could become significantly depleted by delays necessary for further upgrades to our vessel in excess of the funds provided in our business plan. An unfavorable outcome in connection with this risk is possible, however we will not be in a position to predict the out come of such efforts until after applications and vessel modifications, if any, are made. In the event we are unable to comply, we could be forced to abandon efforts to secure licenses and certifications in Australia or other jurisdiction. We plan to complete the upgrades and begin generating revenue from students by February 2008.

Our business model indicates we can achieve a positive cash flow as a public company if we can successfully sell and deliver, each quarter, six one week voyages with two students training on each voyage. Our vessel has three usable berths while at sea. Based upon successful operations throughout the remainder of 2008, we will evaluate expanding each voyage to train three students. Alternatly, if our marketing plan is productive and if we able to locate and train additional staff, we could grow our revenues by acquiring or leasing additional boats.

We are not a blank check company. We do not have any intention to engage in a reverse merger with any entity in an unrelated industry.

Principal Services and their Markets

The Company’s mission is to teach offshore sailing. Our philosophy is that people learn to sail across oceans best by direct experience. The “ learn by doing experience” will enable the successful graduate to safely enjoy offshore cruising by methodically preparing themselves and their boat.

Our unique curriculum consists of one week fast track experience for two student sailors who will voyage under the direction of our Captain, Michael Wiegand. Topics covered will include:

Marine Environment and Safety at Sea

Life Rafts and Ditch Bags

Medical Preparedness and First Aid

Features off Offshore Capable Vessels

Rigging and Deck Gear

Tools, Mechanical and Electrical Skills

Sails, Ropework and Sewing

Sail Handeling

12 Volt Electrical Systems

Boat Electronics, Instruments, Radio and Radar

Auxillary Diesel Maintenance and Repair

Heavy Weather Seamanship

Weather, Pilot Charts and Navigation

Passagemaking

Boat Maintenance, Provisioning and Waste Disposal

Ships Papers, Zarpes and Permits

The tuition is US$1,750 per person per week all inclusive. Students must provide their own air fare to and from the boat and must further provide their own clothing and personal safety equipment.

Marketing of our Service

Our President will book clients. He will utilize classified advertisements in sailing magazines as well as an internet website as tools to generate potential clients for the school.

In addition we are currently searching for opportunities to enter into a joint venture with one or more fixed base sailing school or charter bareboat operators that already have resources, reputation and existing clients. Specifically, we are looking for a joint venturer who will provide the following services:

Client screening and booking

Training in Beginner and Intermediate Sailing Skills

Competition

We may face competition from other companies that advertise in the classified section of sailing magazines for the limited number of potential students. We have not done any study of the training programs offered by other companies. We may face competition from sailing schools offering larger and newer vessels, more experienced staff, greater business experience, asset and liability insurance, We have none of these resources. In addition, we will face competition based on numerous factors including marketing and sales capability from larger companies. We do not have any experience in these areas at this time and therefore we are at a competitive disadvantage.

Intellectual Property

We have no intellectual property.

Governmental Regulation

We are not subject to governmental regulation beyond the documentation of our vessel and registration of its radio. In the event that our operations were to be found to be in violation of the regulations of a country whose waters of port facilities we utilize, we may be forced to relocate, undergo delays and/or incur significant expenses in connection with licensing requirements or fines. We could be forced suspend operations or face the impoundment of our vessel.

We cannot assure you that in the future we will apply for or otherwise obtain regulatory approvasl even if such approavals be deemed necessary to the continuation of our business.

ENVIRONMENT

We believe that our operations comply in all material respects with applicable laws and regulations concerning the environment. While it is impossible to predict accurately the future costs associated with environmental compliance and potential remediation activities, compliance with environmental laws is not expected to require significant capital expenditures and has not had, and is not expected to have, a material adverse effect on our earnings or competitive position.

PRODUCT LIABILITY

Our service exposes the Company to liability claims by clients and others. The company has no insurance. A liability or other legal claim could have a material adverse effect on our financial condition.

OUR FACILITIES

We conduct company administration, logistics and marketing from our US offices. We have no permanent base for our sailing vessel. Communication with our vessel is by satellite phone while at sea and by land telephone, fax or internet, as available, while in port.

The following data includes our vessel’s size, age and other data extracted from the “Report of Survey.”

Vessel Name	Six String
Hailing Port	Loveland, Colorado
Make/Model	Jason 35 Cutter
Type	Aft cockpit, cutter rigged sailing vessel
Navigation Limits	Suitable for recreational costal and offshore service
Current Fair market Value	$43,000 to $47,000
Replacement Value as Equipped	$320,000
Model Year	Hull constructed 1982 with launch date in 1986
Builder	Custom Yacht Builders, Ontario, Canada
HIN Number	Canadian Issued: 0781B3401
Official Number	Federal Documentation 1092461
Aux. Propulsion	Faryman R30M 24HP naturally aspired
Hull/Deck Color	White
LOA	34 feet 6 inches
LWL	27 feet 4 inches
Beam	11 feet 2 inches
Draft	5 feet
Displacement	16,800 pounds dry weight
Sail Area	634 square feet

Photo taken November 2006.

EMPLOYEES

We have two employees.

DESCRIPTION OF PROPERTY

We currently maintain office space of approximately 200 square feet located at 16200 WCR 18E, Loveland, Colorado, 80537, in the home office of our President at a monthly rate of $100 pursuant to verbal agreement. Rent is contributed. We do not foresee need for additional space.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation.

We plan to commence sailing school operations as soon as work on our vessel is completed and clients can be located and booked.

From March 1, 2005 (inception), through August 31, 2006, we had no operating revenues. From August 31, 2006 through November 30, 2006 we had no operation revenues. Going forward, we intend to generate revenue from student tuition.

We believe that while our cost of operating as a public company is indeed higher than for a similar private company, our cost of capital as a public company will be less than it would be for a similar private company. Further, we believe access to public capital as represented by this offering will help to meet a perceived need for cost effective training of sailors wishing to voyage offshore with safety and confidence.

We are doing this offering to raise the money needed to pursue our business plan and once we are operating profitably with one vessel, we believe we can use public capital to expand and improve our business and ultimately outperform competition.

We believe that as our business grows only a small portion of our annual expenses will ultimately be composed of public company expenses. We believe that Mr. Wiegand’s long experience with public companies will enable us to keep current with our reporting obligations with minimal use of outside consultants.

Our timeline for operations.

Subject to completion of the minimum offering, and subject to local weather conditions we plan to generate revenue as soon as work on our vessel is completed and clients can be located and booked.

Assuming that the minimum proceeds of this offering are available to the company at the beginning of our fourth quarter, 2007, i.e., June, 2007, and assuming that the typhoon season imposes usual seasonal limitations for the operation of small sailing vessels offshore, we foresee initial revenues from sailing school clients starting in May, 2008.

We expect expenses for marketing, vessel upgrades, operations and public company costs to be substantial. We are making efforts to keep costs to a minimum consistent with the requirements of safety at sea and good seamanship.

Marketing expenses are budgeted at $250 per month and will begin in the fourth quarter of 2007. We believe we can reach an enthusiastic and qualified group of prospective clients through classified advertising in sailing magazines that cater to people who dream of someday crossing oceans in their own cruising boat. We believe this is a cost effective way to reach adventurous boaters who have serious sailing ambitions.

Potential crew and novice yacht owners use classified advertisements as one method to locate a sailboat with plans for a specific voyage where they may gain experience. Generally, this is arranged by paying a portion of the expenses of the voyage. Our target client will likely be a novice sailing enthusiast looking to join the crew of such a boat or who is shopping for, or has just purchased a cruising sailboat.

The training conducted by our sailing school will help the client select and equip a sailing vessel and prepare themselves for crossing oceans safely and confidently. We will admit less experienced sailors than those who can qualify themselves as experienced crew. In return for the higher cost, our week of training at sea delivered to our students at sea will be more personalized and structured than the typical “share expenses” crew opportunity. We may reject the applications of clients who are not, in our opinion, physically and mentally prepared for the challenge of ocean voyaging.

We believe that we will be most successful by advertising consistently each month during the one year period preceding our first training voyage. Our advertisements will contain our office phone number. Callers will either reach James Wiegand or a recorded message with an opportunity to leave a name and phone number for a return call. We have not, however, conducted any trial advertising to evaluate response rates, closing rates, booking procedures or any other aspect of our planned advertising and client booking activities.

Vessel Upgrades.

We believe that the original owners who custom built our vessel sailed her across the North Atlantic and later returned to the Americas to cruise the Caribbean, transit the Panama Canal and continue to Oregon. We understand that the next owner cruised Alaska, returned south to transit the Panama Canal once again before cruising Central America and Mexico and returning to Florida. The survey done on our vessel in 2005 states that the design and construction of our vessel is sound and that our vessel would have a replacement value of $320,000 as equipped. The survey states that our vessel needs proper ongoing maintenance to safely undertake ocean voyages in the future. Consistent with the surveyor’s recommendations we undertook a two month refit, which included installing a new diesel auxiliary engine. Our captain has found our vessel to be sound and seaworthy during his voyage from Florida to Ecuador. After minor modifications to the deck plan our captain single-handed our vessel from Ecuador to Australia and has thus demonstrated that our vessel can be sailed by our captain with no assistance from others. We believe this is key to our business plan in that the clients we are training will not need to contribute to the operation of the vessel should they become incapacitated during a voyage.

Assuming we complete the minimum offering during June of 2007, a minimum of $50,000 will be available for use in our sailing school. We have budgeted $35,000 of those funds for repairs, maintenance and upgrades to our vessel and its equipment.

In the event we sell the the maximum of 500,000 shares and raise a total of $125,000, have budgeted $35,000 of those funds for repairs, maintenance and upgrades to our vessel and its equipment. In the event a lesser amount is raised in this offering we have budgeted $28,830 of those funds for repairs, maintenance and upgradses to our vessel and its equipment.

Our total budget for our planned refit is $28,830. We will proceed in two phases.

Phase I refit budget is $10,230. Work is scheduled to begin in April of 2007. While our sailing vessel is proven, she would benefit from a refit to improve safety and reliability.
During our third quarter of 2007, we have scheduled the following:

Engine work	$1,000
Electrical rewiring and new breakers	2,000
New Anchor chain	1,000
Running rigging	320
Tender and water maker maintenance	330
Welding and miscellaneous	380
Nautical charts and tables	600
Chain plate x-ray survey	600
Staff labor	4,000

Total Phase I	$10,230

Phase II budget is $18,600. For this work our vessel will be relocated to a specialty boatyard. Work is to begin during June of 2007. We plan to complete a cosmetic refurbishment along with a new dodger to augment creature comforts. While not necessary expenses from a seamanship perspective, this work will improve the marketability of our service, engender client confidence and foment a positive initial impression in the minds of arriving clients. Additionally, we need to procure detailed charts of the shoal waters, ports and passages throughout the entire region of our anticipated voyages.

During our fourth quarter of 2007 we have scheduled the following:

Dodger and Mainsail fabrication	$2,800
Haul-out, mast removal and rework	1,700
Resurface deck and topsides	600
Strip and refurbish gel coat	3,100
Repaint bottom	400
Additional Charts	2,000
Staff Labor	8,000
Total Phase II	$18,600

Cost of Operations.

Estimated Quarterly Operating Expenses (prior to first training voyage)

Staff	$4,000	(1)
Fuel and Phone	300
Provisions and Supplies	900
Travel and Lodging	1,500
Note Interest	450
Home Office Rent	300
Bookkeeper	200
Total	$7,600
_____________

(1) included as labor in vessel upgrade

Estimated Quarterly Operating Expenses ( Assuming six, one week training voyages per Quarter)

Staff	$4,000
Fuel and Phone	500
Provisions and Supplies	2,700
Travel and Lodging	500
Note Interest	500
Home Office Rent	300
Bookkeeper	250

Total	$8,750

Estimated Public Company Costs

One-time costs for Form SB-2	$11,500
One-time Printing and Postage	1,000
Total One-Time Costs	$12,500

Annual Audit, Form 10-K, Form 10Qs	12,500
Annual Transfer agent	2,500
Annual legal	5,000
Total Annual Public Company Costs	$20,000

Our Expected Cash flow.

We estimate that our quarterly cash flow, without allowances for extraordinary events or ongoing maintenance and miscellaneous costs will be positive once we average six training voyages per quarter. The earliest date when a positive cash flow will occur is our third quarter of 2008.

Quarterly Revenue from Training Voyages
$1,750 per student X 2 students X 6 voyages	$21,000
Quarterly Operating Expense	8,750
Quarterly Public Company Expense	5,000
Quarterly Marketing Expense	750
Less Total Quarterly Expenses	-14,500
Estimated Quarterly Cash Flow	$6,500

Cyclone activity, which occurs seasonally, will have an adverse effect on bookings and revenues. Additionally, we may complete significantly less than the six one week training voyages each quarter because we may not be able to book 100% of available voyage dates and there may be cancellations or other events that are beyond our control. We are evaluating the seasonal relocation of our vessel as a potential strategy to partially offset loss of revenue caused by weather and cyclone restrictions.

Therefore, we are unable to predict the annual cash flow and profitability of the sailing school once sailing school operations are commenced.

Our Potential for Growth.

Our business model indicates we can achieve a positive cash flow as a public company if we can successfully sell and deliver, each quarter, six one week voyages with two students training on each voyage. Our vessel has three usable berths while at sea. Based upon successful operations throughout the remainder of 2008, we will evaluate expanding each voyage to train three students. Alternatively, if our marketing plan is productive and if we able to locate and train additional staff, we could grow our revenues by acquiring or leasing additional boats.

Financial Condition and Results of Operation.

We had no operating revenues from March 1, 2005 (inception) through August 31, 2006 and November 30, 2006. Total expenses during such periods were $89,618 and $97,128. Such expenses consisted primarily of salaries, professional fees, and costs incurred to refurbish and relocate our sailing vessel .

Liquidity and Capital Resources

We currently do not have sufficient resources to finance our operations.  As of August 31, 2006 and November 30, 2006, we have working capital in an amount of $15,212 and $9,640 respectively.  Our working capital decreased by $5,572 during the most recent three months. We need to raise additional capital, and are currently attempting to raise funds through the issuance of shares. While we will undertake best efforts to raise the capital necessary to fund our operations, there can be no assurances that we will be successful in these efforts.

GOING CONCERN CONSIDERATION

As shown in the accompanying financial statements for the period ended August 31, 2006, we have incurred net losses of $89,618 since inception, have only $15,212 of working capital, and a stockholders' equity of $57,947 as of August 31, 2006. As shown in the accompanying financial statements for the period ended November 30, 2006, we have incurred net losses of $97,128 since inception, and have only $9,640 of working capital, and a stockholders’ equity of $50,770 as of November 30, 2006. Our business is not profitable and we are rapidly using our cash. We have no revenue to offset growing expenses. Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and the generating of revenue through its business. Failure to raise adequate capital and generate adequate sales revenues could result in our having to curtail or cease operations. Additionally, even if we do not raise sufficient capital to support our operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations.  These matters raise substantial doubt about our ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 1, 2005, we issued to James B. Wiegand 100,000 shares of our common stock in consideration of $500 in fees and expenses incurred as part of organizing the Company.

On March 4, 2005 we issued to James B. Wiegand 1,150,000 sharea of our common stock in exchange for our sailing vessel.

On September20, 2005 we issued to Max Gould 600,000 shares of our common stock in consideration for his services valued at $24,000.

On September20, 2005 we issued to Michael Wiegand, our Captain and son of James B. Wiegand, 700,000 shares of our common stock in consideration for his services valued at $28,000.

On September20, 2005 we issued to Sonja Gouak 50,000 shares of our common stock in consideration for her services valued at $2,000.

On September20, 2005 we issued to Martha Sandoval 50,000 shares of our common stock in consideration for her services valued at $2,000.

On March 30, 2006, we issued Mr. Craig A. Olsen 100,000 shares of our common stock in consideration for $10,000.

On March 30, 2006, we issued Mr. Craig K. Olsen 100,000 shares of our common stock in consideration for $10,000.

On March 30, 2006, we issued Mrs. Shirley Hale 100,000 shares of our common stock in consideration for $10,000.

On March 30, 2006, we issued Mr. Larry Willis 100,000 shares of our common stock in consideration for $10,000.

On March 30, 2006, we issued Mr. Neil Montagino 50,000 shares of our common stock in consideration for $5,000.

On March 30, 2006, we issued Mr. Roger May 50,000 shares of our common stock in consideration for $5,000.

Other than as set forth above, none of the following parties has, during the last two years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

o	any of our directors or officers;

o	any person proposed as a nominee for election as a director;

o	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; or

o	any relative or spouse of any of the foregoing persons who has the same house as such person.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our stock is not traded on any market.

HOLDERS
On December 15, 2006 and as of the date of this prospectus there were approximately 13 holders of record of our common stock.

DIVIDENDS

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

WARRANTS OR OPTIONS

We have no outstanding warrant to purchase shares of our common stock.

EQUITY COMPENSATION PLANS

We currently have no equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES; USE OF PROCEEDS FROM REGISTERED SECURITIES

The following shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission:

On March 1, 2005, we issued to James B. Wiegand 100,000 shares of our common stock in consideration of $500 in fees and expenses incurred as part of organizing the Company.

On March 4, 2005 we issued to James B. Wiegand 1,150,000 shares of our common stock in exchange for our sailing vessel.

On September20, 2005 we issued to Max Gould 600,000 shares of our common stock in consideration for his services valued at $24,000.

On September20, 2005 we issued to Michael Wiegand, our Captain and son of James B. Wiegand, 700,000 shares of our common stock in consideration for his services valued at $28,000.

On September20, 2005 we issued to Sonja Gouak 50,000 shares of our common stock in consideration for her services valued at $2,000.

On September20, 2005 we issued to Martha Sandoval 50,000 shares of our common stock in consideration for her services valued at $2,000.

On March 30, 2006, we issued Mr. Craig A. Olsen 100,000 shares of our common stock in consideration for $10,000.

On March 30, 2006, we issued Mr. Craig K. Olsen 100,000 shares of our common stock in consideration for $10,000.

On March 30, 2006, we issued Mrs. Shirley Hale 100,000 shares of our common stock in consideration for $10,000.

On March 30, 2006, we issued Mr. Larry Willis 100,000 shares of our common stock in consideration for $10,000.

On March 30, 2006, we issued Mr. Neil Montagino 50,000 shares of our common stock in consideration for $5,000.

On March 30, 2006, we issued Mr. Roger May 50,000 shares of our common stock in consideration for $5,000.

PURCHASES OF EQUITY SECURITIES BY THE ISSUER AND AFFILIATED PURCHASERS

We made no purchases of our equity securities nor were any such purchases made by any purchaser affiliated with us.

OUR TRANSFER AGENT

We have not appointed a transfer agent for our common shares. Upon effectiveness of this Registration Statements we will select and appoint a transfer agent to be responsible for all record-keeping and administrative functions in connection with our common shares.

EXECUTIVE COMPENSATION

The following table presents all information regarding the compensation awarded to, earned by, or paid to named executive offices for the fiscal year ended August 31, 2006 and during the last three fiscal years.

SUMMARY COMPENSATION TABLE

				Long Term	All Other
		Annual Compensation		Compensation Awards	Compensation ($)
					Securities
Name and				Restricted Stock	Underlying
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Options (#)

James B.
Wiegand	2006	0	0	0	0
President, Secretary	2005	500(1)	0	0	0
and Director	2004	0	0	0	0
_____________

(1) James B. Wiegand recieved 100,000 shares for $500 in fees and expenses paid on behalf of the Company during 2005.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

On July 13, 2006, we dismissed Cordovano and Honeck LLP (the "Former Accountant") from serving as our principal independent accountants. On August 12, 2006, we retained HJ Associates (the "New Accountant") as our new principal independent accountants. The decision to change accountants was recommended and approved by our Board of Directors.

THE FORMER ACCOUNTANT

The reports of the Former Accountant on the financial statements for either of the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to audit scope, or accounting principles. The reports have been modified as to uncertainty as a going concern. In addition, during our two most recent fiscal years and through August 12, 2006, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within our two most recent fiscal years nor through August 12, 2006.

THE NEW AUDITOR

During our two most recent fiscal years and through August 12, 2005: (1) we did not consult the New Accountant regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements; (2) neither a written report nor oral advice was provided to the Registrant by the New Accountant that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and (3) we did not consult the New Auditor regarding any matter that was either the subject of a "disagreement" (as  defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B.

ROSEWIND CORPORATION
(A Development Stage Company)

FINANCIAL STATEMENTS
February 28, 2007 and August 31, 2006

ROSEWIND CORPORATION
(A Development Stage Company)

Balance Sheets

ASSETS

	February 28,	August 31,
	2007	2006
	(Unaudited)
CURRENT ASSETS

Cash	$41,263	$48,874
Prepaid expense	500	1,000

Total Current Assets	41,763	49,874

PROPERTY AND EQUIPMENT, NET	39,525	42,735

TOTAL ASSETS	$81,288	$92,609

The accompanying notes are an integral part of these financial statements.

ROSEWIND CORPORATION
(A Development Stage Company)

Balance Sheets (Continued)

LIABILITIES AND SHAREHOLDERS’ EQUITY

	February 28,	August 31,
	2007	2006
	(Unaudited)
CURRENT LIABILITIES

Accounts payable	$2,093	$-
Accrued interest payable	3,694	2,662
Loans payable to related party	34,400	32,000

Total Current Liabilities	40,187	34,662

SHAREHOLDERS’ EQUITY

Common stock, 20,000,000 shares authorized of
no par value, 3,150,000 shares issued and
outstanding	145,500	145,500
Additional paid-in capital	8,215	2,065
Accumulated deficit	(500)	(500)
Deficit accumulated during the development stage	(112,114)	(89,118)

Total Shareholders’ Equity	41,101	57,947

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$81,288	$92,609

The accompanying notes are an integral part of these financial statements.

ROSEWIND CORPORATION
(A Development Stage Company)

Statements of Operations
(Unaudited)

					From
					Inception of the
					Development Stage on
					March 1,
	For the Three Months Ended		For the Six Months Ended		2005 Through
	February 28,	February 28,	February 28,	February 28,	February 28,
	2007	2006	2007	2006	2007

REVENUE	$-	$-	$-	$-	$-

OPERATING EXPENSES

Professional fees	5,919	1,554	9,487	1,554	14,041
General and administrative	9,038	4,667	12,477	60,667	94,379

Total Operating Expenses	14,957	6,221	21,964	62,221	108,420

LOSS FROM OPERATIONS	(14,957)	(6,221)	(21,964)	(62,221)	(108,420)

OTHER INCOME (EXPENSE)

Interest expense	(529)	(840)	(1,032)	(840)	(3,694)

Total Other Income (Expense)	(529)	(840)	(1,032)	(840)	(3,694)

NET LOSS	$(15,486)	$(7,061)	$(22,996)	$(63,061)	$(112,114)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.01)	$(0.03)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	3,150,000	2,250,000	3,150,000	2,250,000

The accompanying notes are an integral part of these financial statements.

ROSEWIND CORPORATION
(A Development Stage Company)

Statements of Cash Flows
(Unaudited)

			From
			Inception of the
			Development
			Stage on
			March 1,
	For the Six Months Ended		2005, Through
	February 28,		February 28,
CASH FLOWS FROM OPERATING ACTIVITIES:	2007	2006	2007
Net loss	$(22,996)	$(63,061)	$(112,114)
Adjustments to reconcile net loss to net cash used
by operating activities:
Depreciation and amortization	3,210	2,740	12,303
Contributed services	6,150	346	8,115
Common stock issued for services	-	56,000	56,000
Changes in assets and liabilities:
(Increase) decrease in prepaid expenses	500	-	(500)
Increase (decrease) in accounts payable and
accrued liabilities	3,125	(1,025)	5,787

Net Cash Used by Operating Activities	(10,011)	(5,000)	(30,409)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for fixed assets	-	-	(12,828)

Net Cash Used by Investing Activities	-	-	(12,828)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	2,400	2000	34,400
Common stock issued for cash	-	20,000	50,000

Net Cash Provided by Financing Activities	2,400	22,000	84,400

NET INCREASE (DECREASE) IN CASH	(7,611)	17,000	41,163

CASH AT BEGINNING OF PERIOD	48,874	3,428	100

CASH AT END OF PERIOD	$41,263	$20,428	$41,263

The accompanying notes are an integral part of these financial statements.

ROSEWIND CORPORATION
(A Development Stage Company)

Statements of Cash Flows (Continued)
(Unaudited)

			From
			Inception of the
			Development
			Stage on
			March 1,
	For the Six Months Ended		2005, Through
	February 28,		February 28,
	2007	2006	2007

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES

CASH PAID FOR:

Interest	$-	$-	$-
Income taxes	$-	$-	$-

NON-CASH FINANCING ACTIVITIES

Common stock issued for services	$-	$56,000	$56,000
Contributed services	$6,150	$346	$8,115

The accompanying notes are an integral part of these financial statements.

ROSEWIND CORPORATION
(A Development Stage Company)
Notes to Financial Statements
February 28, 2007 and August 31, 2006

NOTE 1 -	BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company’s most recent audited financial statements and notes thereto included in its Form SB-2. Operating results for the six months ended February 28, 2007 are not necessarily indicative of the results that may be expected for the year ending August 31, 2007.

NOTE 2 -	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage enterprise with losses since inception and a limited operating history. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company intends to seek additional funding through equity offerings to fund its business plan. There is no assurance that the Company will be successful in raising additional funds.

NOTE 3 -	RELATED PARTY TRANSACTION

As of February 28, 2007, the Company has a loan payable to the sole officer and director for $34,400 for working capital. The loans carry a 6% interest rate, mature on demand and are unsecured. Accrued interest payable on the loans totaled $3,694 as of February 28, 2007. The Company plans to settle the loans with cash, the issuance of common stock, or a combination thereof.

For the period ended February 28, 2007 the sole officer of the Company contributed services valued at $5,500. This amount has been booked to additional paid in capital.

ROSEWIND CORPORATION
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AUGUST 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Rosewind Corporation
Loveland, CO

We have audited the accompanying balance sheet of Rosewind Corporation (a development stage Company) (the Company) as of August 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the year ended August 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the period March 1, 2005 (inception) through August 31, 2005 were audited by other auditors whose report dated September 26, 2005 expressed an unqualified opinion on those statements. The financial statements for the period March 1, 2005 (inception) through August 31, 2005 include total revenues, stockholders’ equity and accumulated deficit of $0, $20,423, and $19,177, respectively. Our opinion on the statement of operations, stockholders’ equity, and cash flows for the period March 1, 2005 (inception) through August 31, 2006, insofar as it relates to amounts for prior periods through August 31, 2005, is based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rosewind Corporation as of August 31, 2006, and the results of its operations and its cash flows for the year ended August 31, 2006, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has incurred significant losses which have resulted in an accumulated deficit, raising substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
January 5, 2007

   To the Board of Directors and Shareholder:
Rosewind Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying statements of operations, changes in shareholders’ equity and cash flows of Rosewind Corporation for the period from March 1, 2005 (inception) through August 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Rosewind Corporation and its cash flows for the period from March 1, 2005 (inception) through August 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered operating losses since inception and has a limited operating history, which raises a substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Denver, Colorado
September 26, 2005

ROSEWIND CORPORATION
(A Development Stage Company)
Balance Sheet

ASSETS

August 31,
2006

CURRENT ASSETS

Cash	$48,874
Prepaid expense	1,000

Total Current Assets	49,874

PROPERTY AND EQUIPMENT, NET (Note 1)	42,735

TOTAL ASSETS	$92,609

The accompanying notes are an integral part of these financial statements.

ROSEWIND CORPORATION
(A Development Stage Company)
Balance Sheet

LIABILITIES AND STOCKHOLDERS’ EQUITY
August 31,
2006
CURRENT LIABILITIES

Loans payable to related party	$32,000
Accrued interest payable	2,662

Total Current Liabilities	34,662

STOCKHOLDERS’ EQUITY

Preferred stock, 5,000,000 shares authorized, of no par value;
zero shares issued and outstanding	-
Common stock: 20,000,000 shares authorized of
no par value, 3,150,000 shares issued and
outstanding	145,500
Additional paid-in capital	2,065
Accumulated deficit	(500)
Deficit accumulated during the development stage	(89,118)

Total Stockholders’ Equity	57,947

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$92,609

The accompanying notes are an integral part of these financial statements.

ROSEWIND CORPORATION
(A Development Stage Company)
Statements of Operations

			From Inception of
			the Development
			Stage
			on March 1,
	For the Years Ended		2005 Through
	August 31,		August
	2006	2005	31, 2006

REVENUE	$-	$-	$-

OPERATING EXPENSES

Professional fees	1,554	3,000	4,554
General and administrative	66,967	14,935	81,902

Total Operating Expenses	68,521	17,935	86,456

LOSS FROM OPERATIONS	(68,521)	(17,935)	(86,456)

OTHER INCOME (EXPENSE)

Interest expense	(1,920)	(742)	(2,662)

Total Other Income (Expense)	(1,920)	(742)	(2,662)

NET LOSS	$(70,441)	$(18,677)	$(89,118)

BASIC LOSS PER SHARE	$(0.03)	$(0.01)

DILUTED LOSS PER SHARE	$(0.03)	$(0.01)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING BASIC AND
DILUTED	2,757,397	1,250,000

The accompanying notes are an integral part of these financial statements.

ROSEWIND CORPORATION
(A Development Stage Company)
Statements of Stockholders' Equity

			Additional
	Common Stock		Paid-in	Retained
	Shares	Amount	Capital	Deficit

Balance, March 1, 2005
(inception)	100,000	$500	$100	$(500)

Common stock issued
in exchange for a sailing
vessel at $0.034 per share	1,150,000	39,000	-	-

Net loss for the year ended
August 31, 2005	-	-	-	(18,677)

Balance, August 31, 2005	1,250,000	39,500	100	(19,177)

Common stock issued for
services at $0.04 per share	700,000	28,000	-	-

Common stock issued for
services to a related party
at $0.04 per share	700,000	28,000	-	-

Common stock issued for
cash at $0.10 per share	500,000	50,000	-	-

Capital contribution	-	-	1,965	-

Net loss for the year ended
August 31, 2006	-	-	-	(70,441)

Balance, August 31, 2006	3,150,000	$145,500	$2,065	$(89,618)

The accompanying notes are an integral part of these financial statements.

ROSEWIND CORPORATION
(A Development Stage Company)
Statements of Cash Flows

			From Inception of
			the Development
			Stage
	For the Years Ended		on March 1,
	August 31		2005 through
			August
	2006	2005	31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(70,441)	$(18,677)	$(89,118)
Adjustments to reconcile net loss to net cash used
by operating activities:
Depreciation and amortization	6,421	2,672	9,093
Contributed capital	1,965	-	1,965
Common stock issued for services	56,000	-	56,000
Changes in assets and liabilities:
(Increase) decrease in prepaid expenses	(1,000)	-	(1,000)
Increase (decrease) in accounts payable and
accrued liabilities	(1,499)	4,161	2,662

Net Cash Used by Operating Activities	(8,554)	(11,844)	(20,398)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for fixed assets	-	(12,828)	(12,828)

Net Cash Used by Investing Activities	-	(12,828)	(12,828)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	4,000	28,000	32,000
Common stock issued for cash	50,000	-	50,000

Net Cash Provided by Financing Activities	54,000	28,000	82,000

NET INCREASE IN CASH	45,446	3,328	48,774

CASH AT BEGINNING OF YEAR	3,428	100	100
CASH AT END OF YEAR	$48,874	$3,428	$48,874

The accompanying notes are an integral part of these financial statements.

ROSEWIND CORPORATION
(A Development Stage Company)
Statements of Cash Flows (Continued)

			From Inception of
			the Development
	For the Years Ended		Stage on March 1,
	August 31,		2005 through August
	2006	2005	31, 2006

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES

CASH PAID FOR:

Interest	$-	$-	$-
Income taxes	$-	$-	$-

NON-CASH FINANCING ACTIVITIES

Common stock issued for services rendered	$56,000	$-	$56,000

The accompanying notes are an integral part of these financial statements.

ROSEWIND CORPORATION
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2006 and 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Organization

Rosewind Corporation (the “Company”) was initially incorporated on August 9, 2002 in the State of Colorado. On August 13, 2005, the Company issued its sole officer and director 100,000 shares of its no par common stock as payment for $500 in fees and expenses incurred as part of organizing the Company. During October 2002, the sole officer and director contributed $100 to the Company in order to open a bank account in the Company’s name. Following the cash contribution, the Company remained inactive through June 1, 2004 when the corporation was dissolved.

In March 2005, the sole officer and director decided to reinstate the Company and develop an offshore sailing school near the Australian Great Barrier Reef. Although the Company was officially reinstated with the State of Colorado on April 21, 2005, the accompanying financial statements report March 1, 2005 as the date of inception for accounting purposes, which was the date the Company commenced its operating activities.

b. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected an August 31 year-end.

c. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ROSEWIND CORPORATION
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2006 and 2005

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

d. Income Taxes (Continued)

Net deferred tax assets consist of the following components as of August 31, 2006 and 2005:

	2006	2005

Deferred tax assets:
NOL Carryover	$12,200	$3,537

Valuation allowance	(12,200)	(3,537)

Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended August 31, 2006 and 2005 due to the following:

	2006	2005

Book Income	$(27,472)	$(3,537)
Meals and Entertainment	22	-
Stock for Services	21,450	-
Valuation allowance	6,000	(3,537)
	$-	$-

At August 31, 2006, the Company had net operating loss carryforwards of approximately $31,000 that may be offset against future taxable income from the year 2006 through 2026. No tax benefit has been reported in the August 31, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

ROSEWIND CORPORATION
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2006 and 2005

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e. Loss per Common Share

The Company reports net loss per share using a dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. At August 31, 2006 there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

f. Development Stage

The Company is in the development stage in accordance with Statements of Financial Accounting Standards (SFAS) No. 7 “Accounting and Reporting by Development Stage Enterprises”. As of August 31, 2006 the Company has devoted substantially all of its efforts to financial planning and acquiring and reconditioning a sailing vessel.

g. Property and Equipment

The Company’s capital assets consist of one sailing vessel, a 1982/86 Jason 35 Cutter rig, which is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful life of the vessel and related improvements, ranging from five to ten years. Expenditures for additions and improvements are capitalized, while repairs and maintenance costs are expensed as incurred. The cost and related accumulated depreciation of any capital assets that are sold or otherwise disposed of are removed from the accounts and any gain or loss is recorded in the year of disposal.

Fixed assets and related depreciation for the period are as follows:

August 31,
2006

Sailing vessel	$51,828

Accumulated depreciation	(9,093)

Total Fixed Assets	$42,735

Depreciation expense was $6,421 and $2,672 for the years ended August 31, 2006 and 2005, respectively.

h. Revenue Recognition

Revenue is recognized when the sales amount is determined, shipment of goods to the customer has occurred and collection is reasonably assured.

ROSEWIND CORPORATION
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2006 and 2005

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i. Newly Adopted Accounting Pronouncements

New accounting pronouncements that have a current or future potential impact on our financial statements are as follows:

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions."The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that

ROSEWIND CORPORATION
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2006 and 2005

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i. Newly Adopted Accounting Pronouncements (continued)

exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company adopted Statement 123(R) in December of 2005.

In December 2004, the Financial Accounting Standards Board issued two FASB Staff Positions - FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

ROSEWIND CORPORATION
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2006 and 2005

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i.  Newly Adopted Accounting Pronouncements (Continued)

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our financial statements.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its financial position or results of operations or cash flows.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections.” This new standard replaces APB Opinion No. 20, “Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements,” and represents another step in the FASB’s goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. The Company has evaluated the impact of the adoption of Statement 154 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

ROSEWIND CORPORATION
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2006 and 2005

NOTE 1 -	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i. Newly Adopted Accounting Pronouncements (Continued)

In February of 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, which is intended to simplify the accounting and improve the financial reporting of certain hybrid financial instruments (i.e., derivatives embedded in other financial instruments). The statement amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of FASB Statement No. 125.” SFAS No. 155 is effective for all financial instruments issued or acquired after the beginning of an entity's first fiscal year that begins after September 15, 2006.. The Company is currently evaluating the impact SFAS No. 155 will have on its financial statements, if any.

j. Equity Securities

Equity securities issued for services rendered have been accounted for at the fair market value of the securities on the date of issuance.

k. Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

NOTE 2 -	RELATED PARTY TRANSACTIONS

During the year ended August 31, 2006, the Company has a loan payable to the sole officer and director for $32,000 for working capital. The loans carry a 6% interest rate, mature on demand and are unsecured. Accrued interest payable on the loans totaled $2,662 as of August 31, 2006. The Company plans to settle the loans with cash, the issuance of common stock, or a combination thereof.

NOTE 3 - COMMON STOCK TRANSACTIONS

During the year ended August 31, 2006, the Company issued 1,400,000 shares of common stock for services valued at $56,000 and 500,000 shares issued for cash for $50,000.

Common stock issued for services have been accounted for at the fair market value of the securities on the date of issue.

ROSEWIND CORPORATION
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2006 and 2005

NOTE 4 -	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage enterprise with losses since inception and a limited operating history. These factors, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company intends to seek additional funding through equity offerings to fund its business plan. There is no assurance that the Company will be successful in raising additional funds.

PART II    INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 101-117 of Colorado Corporate Statutes provides for the indemnification of our officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Our articles of incorporation contain a provision for the indemnification of Rosewind’s directors in Article Eight , which provides that we shall indemnify to the maximum extent permitted by law, any director, officer, agent, fiduciary or employee against any claim or expense incurred by reason of being a party to any legal proceeding, except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law. Article VI of our bylaws contain similar provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Rosewind, pursuant to the foregoing provisions, or otherwise, Rosewind has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemized statement of all expenses in connection with the issuance and distribution of the securities being Registered, all of which are estimated.

Securities and Exchange Commission filing fee	$12.00
Printing and postage	1,000.00
Legal Fees and expenses	0.00
Registrar and transfer agent fees	750.00
Accounting fees and expenses	9,238.00
Blue sky fees and expenses	1,500.00

Total	$12,500.00

RECENT SALES OF UNREGISTERED SECURITIES.

On March 1, 2005, we issued 100,000 shares of common stock to our president, James B. Wiegand, at .0005 per share, in exchange for services valued at $500. Mr. Wiegand is a sophisticated person who had superior access to all corporate and financial information. The issuance was done in reliance upon Section 4(2) of the Securities Act.

On March 4, 2005, we issued 1,150,000 shares of common stock to our president, James B. Wiegand, at .034 per share, in exchange for our sailing vessel. Mr. Wiegand is a sophisticated person who had superior access to all corporate and financial information. The issuance was done in reliance upon Section 4(2) of the Securities Act.

On September 27, 2005, we issued at total of 1,400,000 shares of common stock to Max Gould, Michael Wiegand, Sonja Gouak and Martha Sandoval, at .04 per share, in exchange for services valued at $56,000 in total. All persons receiving these shares were sophisticated and received access to corporate and financial information. The issuance was done in reliance upon Section 4(2) of the Securities Act.

From January through March of 2006, we issued 500,000 shares to six shareholders at .10 per share, for a total of $50,000 cash. All investors were sophisticated and received access to corporate and financial information. The issuance was made in reliance upon Rule 506 of Regulation D of the Securities Exchange Commission. We relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. The shares were sold through our officer and director James B. Wiegand.

EXHIBITS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT
NUMBER	DESCRIPTION	WHERE FOUND
3.1	Articles of Incorporation	Previously filed
3.2	By-Laws	Previously filed
4.1	Subscription Agreement	Provided herewith.
5.1	Legal Opinion from Counsel	Provided herewith.
10.1	Escrow Agreement	Provided herewith.
23.1	Auditor Consent	Provided herewith.
23.2	Auditor Consent	Provided herewith.
99.1	Report of Survey dated March 4, 2005	Previously filed
99.2	Board of Directors Consent Resolution dated March 4, 2005	Previously filed

UNDERTAKINGS

The undersigned Company undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (section230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado,  on the 27th day of April, 2007.

ROSEWIND CORPORATION

/s/James B. Wiegand
James B. Wiegand
President, Chief Financial Officer and Director
(principal executive officer)

/s/ James B. Wiegand
James B. Wiegand
Principal Accounting Officer
(principal accounting officer)

April 27, 2007